As filed with the Securities and Exchange Commission on March 1, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Its Charter)
Republic of Liberia	98-0081645
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1050 Caribbean Way Miami, Florida 33132 (305) 539-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices) Bradley H. Stein, Esq.
Senior Vice President, General Counsel and Secretary Royal Caribbean Cruises Ltd. 1050 Caribbean Way Miami, Florida 33132 (305) 539-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service) Copy to:
Valerie Ford Jacob, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000
Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐_______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ ______
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☒ Large accelerated filer	☐	Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Common stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Preferred stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Debt securities	(1)	(1)	(1)	(2)
Secondary Offering:
Common stock, par value $0.01 per share (3)	63,220,873	$28.90	$1,827,083,230	$209,384
(1)	An indeterminate amount of securities to be offered by the registrant at indeterminate prices is being registered pursuant to this registration statement.
(2)	The registrant is deferring payment of the filing fees for all securities that may be offered by the registrant pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of a share of the registrant’s common stock on February 23, 2012, as reported on The New York Stock Exchange. The actual amount received by selling shareholders will be based upon fluctuating market prices. Payment of the filing fees for any additional shares of common stock that may be offered by selling shareholders from time to time hereunder is deferred pursuant to Rule 456(b).

EXPLANATORY NOTE

We are filing this registration statement solely to replace our prior Registration Statement on Form S-3 (File No. 333-158161) that is expiring pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the expiring prior Registration Statement.

PROSPECTUS

Royal Caribbean Cruises Ltd.

Common Stock

Preferred Stock

Debt Securities

From time to time with this prospectus, we may offer common stock, preferred stock and debt securities, and certain shareholders named in this prospectus or to be identified in the future may offer common stock. We provide more information about how we or the selling shareholders may elect to sell our securities in the section titled “Plan of Distribution” on page 17 of this prospectus.  Specific terms of these securities and offerings will be provided in supplements to this prospectus to the extent required by law. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate by reference.

Our common stock is listed on the New York Stock Exchange under the symbol “RCL.”  On February 23, 2012, the last reported sale price of our common stock was $29.07 per share.

Investing in these securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission after our most recent Annual Report and, if applicable, any other documents incorporated herein or in the relevant prospectus supplement by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling shareholders have authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

THE COMPANY

We are the world’s second largest cruise company operating 39 ships in the cruise vacation industry across five brands with an aggregate capacity of approximately 92,650 berths as of December 31, 2011.   Our global brands include Royal Caribbean International, Celebrity Cruises, and Azamara Club Cruises.  These brands are complemented by our Pullmantur brand, which has been custom tailored to serve the cruise markets in Spain, Portugal and Latin America, and our CDF Croisières de France brand, which provides us with a custom tailored product targeted at the French market.  In addition, we have a 50% investment in a joint venture which operates the brand TUI Cruises, specifically tailored for the German market.

Our ships operate on a selection of worldwide itineraries that call on approximately 460 destinations on all seven continents.  In addition to our headquarters in Miami, Florida, we have offices and a network of international representatives around the world which focus on our global guest sourcing.

We compete principally on the basis of exceptional service provided by our crew, innovation and quality of ships, variety of itineraries, choice of destinations and price.  We believe that our commitment to build state-of-the-art ships and to invest in the maintenance and revitalization of our fleet to, among other things, incorporate our latest signature innovations, allows us to continue to attract new and loyal repeat guests.  We have also undertaken to expand globally and in 2012, we expect a record amount of passenger ticket revenues from outside of the United States.   Expanding into growing international markets provides us with the flexibility to deploy our ships among our brand portfolio.

We believe cruising continues to be a widely accepted vacation choice due to its inherent value, extensive itineraries and variety of shipboard and shoreside activities.  In addition, we believe that our products appeal to a large consumer base and are not dependent on a single market or demographic.

Royal Caribbean International was founded in 1968. The current parent corporation, Royal Caribbean Cruises Ltd., was incorporated on July 23, 1985 in the Republic of Liberia under the Business Corporation Act of Liberia (the “Business Corporation Act”). Our headquarters are located at 1050 Caribbean Way, Miami, Florida 33132. Our telephone number at that address is (305) 539-6000. We maintain internet websites at www.royalcaribbean.com, www.celebritycruises.com, www.azamaraclubcruises.com, www.cdfcroisieresdefrance.fr and www.pullmantur.es. Information for our investors is available at www.rclinvestor.com. The information on our websites is not incorporated into this prospectus.

The terms “we,” “our” and similar terms used in the descriptions of securities contained in this prospectus refer to Royal Caribbean Cruises Ltd. only, and not to its subsidiaries, unless the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we and the selling shareholders may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or the selling shareholders may offer. If required by applicable law, each time we or one or more selling shareholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus.  To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.  You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading “Where You Can Find More Information” before you make any investment decision.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Liberian corporation. Certain of our directors and controlling persons are residents of jurisdictions other than the United States, and all or a substantial portion of their assets and a significant portion of our assets are located outside the United States. As a result, it may be difficult for investors to serve process within the United States upon us or those persons or to enforce against us or them judgments obtained in United States courts based upon civil liability provisions of the federal securities laws of the United States. We have been advised by the law firm of Watson, Farley & Williams (New York) LLP (as to Liberian law), that, both in original actions and in actions for the enforcement of judgments of United States courts, there is doubt as to whether civil liabilities based solely upon the United States federal securities laws are enforceable in Liberia.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information that we file with them. This allows us to disclose important information to you by referring to those filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.

We are incorporating by reference the documents listed below, and all documents that we file after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of securities covered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on February 22, 2011 and February 23, 2011; and

•
The description of the our Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A filed with the Commission on April 15, 1993.

Unless we specifically state otherwise, none of the information furnished under Item 2.02 or Item 7.01 in our Current Reports on Form 8-K is, or will be, incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, upon oral or written request copies of any documents that we have incorporated by reference into this prospectus. You can obtain copies through our Investor Relations website at www.rclinvestor.com or by contacting our Investor Relations department at 1050 Caribbean Way, Miami, Florida 33132; telephone (305) 982-2625.

RISK FACTORS

Investment in our securities involves a high degree of risk.  You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities.  These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment.  For more information, see the section of this prospectus titled “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, the repayment of indebtedness, working capital and other general corporate purposes.

We will not receive any of the proceeds of any sales of common stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods presented. In calculating this ratio, we take earnings to consist of net income, excluding taxes and income (loss) from equity investees, net of distributions, plus fixed charges and excluding capitalized interest. Fixed charges include gross interest expense, capitalized interest, amortization of deferred financing expenses and an amount equivalent to interest included in rental charges. We have included actual interest charges for the Brilliance of the Seas operating lease and, for all other rentals, we have assumed that one-third of rental expense is representative of the interest factor.  The ratios for 2010 and 2009 include a revision for the correction of errors in the manner in which we were amortizing certain guarantee fees related to three outstanding export credit agency guaranteed loans and, to a much lesser extent, fees associated with our revolving credit facilities.  Refer to Note 1. “General – Revision of Prior Period Financial Statements” to our consolidated financial statements as filed in our Annual Report on Form 10-K for the year ended December 31, 2011.

	Year ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	2.5x	2.2x	1.3x	2.3x	2.4x

DESCRIPTION OF CAPITAL STOCK
General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. The following summary description of the terms of our capital stock is not complete and is qualified by reference to our Articles of Incorporation, as amended to date, and By-Laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is part, and the certificate of designations which we will file with the SEC at the time of any offering of our preferred stock.

Common Stock

General

Our directors generally have the power to cause shares of any authorized class of our common stock to be issued for any corporate purpose.

Holders of our common stock are entitled to one vote per share on all matters submitted to our shareholders, and unless the Business Corporation Act otherwise provides, the presence in person or by proxy of the holders of a majority of all of our outstanding common stock at any meeting of shareholders will constitute a quorum for the transaction of business at that meeting. We cannot subject the holders of our common stock to further calls or assessments. Under our Articles of Incorporation, holders of our common stock will have no preemptive, subscription or conversion rights.

Neither Liberian law nor our Articles of Incorporation nor any of our other organizational documents limit the right of persons who are not citizens or residents of Liberia to hold or vote our common stock. However, in May 2000, our Articles of Incorporation were amended to prohibit any person, other than our two existing largest shareholders, from owning, as determined for purposes of Section 883(c)(3) of the United States Internal Revenue Code of 1986 as amended, and the regulations promulgated thereunder, shares that give such person in the aggregate more than 4.9% of the relevant class or classes of our common stock.

Dividends

Holders of our common stock have an equal right to receive dividends when declared by our board of directors out of funds legally available for the distribution of dividends.

Sales of Assets, Liquidation and Mergers

Under the Business Corporation Act, the holders of 66% of the outstanding shares of our common stock need to approve the sale of all or substantially all of our assets and any decisions by us to liquidate or dissolve. However, holders of only one-half of the outstanding shares of our common stock may elect to institute judicial dissolution proceedings on our behalf under the Business Corporation Act. In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share pro rata in the net assets available for distribution to them, after we have paid amounts owed to all creditors and we have paid holders of our outstanding preferred stock the liquidation preferences they are entitled to.

Under the Business Corporation Act, the holders of a majority of the outstanding shares of our common stock need to approve a merger or consolidation involving us (other than a merger or consolidation with any of our subsidiaries of which we own at least 90%).

Call of Meetings

Our By-Laws provide that special meetings of our shareholders can be called at any time by either our board of directors, the Chief Executive Officer, or by our shareholders holding at least 50% of our outstanding common stock. In addition, our shareholders may call for meetings of shareholders if there has been a failure to hold an annual meeting.

Election of Directors

Our directors are elected, at either any annual meeting or any special meeting, by a majority of the votes cast by shareholders entitled to vote, and cumulative voting is not permitted. Vacancies on our board of directors are filled by the vote of a majority of the remaining board members for the unexpired term.

Our board of directors is divided into three classes: Class I, Class II and Class III, with the directors in each class holding office for staggered terms of three years each.

Amendments to Our Articles of Incorporation and By-Laws

Any amendment to our Articles of Incorporation or any shareholder proposal to amend our By-Laws generally requires the authorization by affirmative vote of the holders of not less than two-thirds of all outstanding shares entitled to vote. This requirement does not apply to (1) an amendment to change our registered agent or registered address; (2) an amendment to change the authorized number of shares of stock; or (3) an amendment for establishing and designating the shares of any class or of any series of any class. In the first two cases, our Articles of Incorporation can be amended by the affirmative vote of the holders of a majority of all of our outstanding shares entitled to vote. In the third case, our board of directors has the power to establish and designate new classes of preferred stock. In addition, our board of directors has the power to adopt, amend or repeal our By-Laws.

Dissenters’ Rights of Appraisal and Payment

Under Liberian law, our shareholders have the right to dissent from various corporate actions, including any merger or sale of all or substantially all of our assets not made in the usual course of our business, and have the right to receive payment of the fair value of their shares. If we amend our Articles of Incorporation in a way that alters certain rights of any of our shareholders, those shareholders have the right to dissent and receive payment for their shares. The dissenting shareholders may not receive that payment unless they follow the procedures set forth in the Business Corporation Act. Those procedures require that proceedings be instituted in the circuit court in the judicial circuit in Liberia in which our Liberian office is situated if we cannot agree with our dissenting shareholders on a price for the shares. The value of the shares of any dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Shareholders’ Actions

Under Liberian law, any of our shareholders may bring an action in our name to procure a judgment in our favor, provided that shareholder is a holder of our common stock both at the time the action is commenced and at the time of the transaction to which the action relates.

Limitations Under Indebtedness

Agreements governing certain of our indebtedness contain covenants that impose restrictions (subject to some exceptions) on us and our subsidiaries’ ability to take certain corporate actions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Preferred Stock

The material terms of any series of preferred stock that we offer though a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to effect a change in control. Our preferred stock could be used to dilute the stock ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred stock could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common stock.

Liability of Directors and Officers

Our Articles of Incorporation and By-Laws contain provisions which eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of their fiduciary duties other than liability for:

•	breaches of the duty of loyalty;

•	acts or omissions not in good faith;

•	acts or omissions which involve intentional misconduct or a knowing violation of law; or

•	any transactions in which the director derived an improper personal benefit.

We believe that these provisions are necessary to attract and retain qualified persons as our directors and officers.

DESCRIPTION OF DEBT SECURITIES

The following summarizes some of the general terms and conditions of the debt securities that we may issue under this prospectus. Each time we issue debt securities under this prospectus, we will file a prospectus supplement with the SEC. The prospectus supplement may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue the debt securities under an indenture dated as of July 31, 2006 between us and The Bank of New York Trust Company, N.A., as trustee. We will issue each series of debt securities under the terms of a supplemental indenture or an officers’ certificate delivered under the authority of resolutions adopted by our board of directors and the indenture. The terms of any debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The debt securities will be subject to all those terms, and we refer the holders of debt securities to the indenture, which was filed as an exhibit to our Registration Statement on Form S-3, file no. 333-158161, and is incorporated by reference into the Registration Statement of which this prospectus is a part, and the Trust Indenture Act for a statement of those terms.

The following summaries of various provisions of the indenture and the debt securities are not complete. Unless we indicate otherwise, capitalized terms have the meanings given to them in the indenture. All section references below are to sections of the indenture.

General

The debt securities will be unsecured senior obligations and will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the aggregate principal amount of debt securities that we may issue, and we may issue debt securities periodically in series. In addition, the indenture does not limit the ability of our subsidiaries to incur debt other than secured debt. Any debt incurred by our subsidiaries ranks structurally senior to any debt incurred by us with respect to the assets of the subsidiary borrower (unless that subsidiary issues a subsidiary guarantee). We do not have to issue all the debt securities of one series at the same time and, unless we otherwise specify in a prospectus supplement, we may reopen a series to issue more debt securities of that series without the consent of any holder of debt securities, including the holder of such series. (Sections 301 and 303) The indenture provides that more than one trustee may be appointed under the indenture to act on behalf of the holders of the different series of debt securities.

We refer you to the prospectus supplement relating to the debt securities of any particular series for a description of the terms of those debt securities, including, where applicable:

•	the title of those debt securities;

•
the aggregate principal amount of those debt securities and any limit on the aggregate principal amount of those debt securities and whether the debt securities are part of a series of securities previously issued or represent a new series;

•	the person to whom any interest (which includes any additional amounts, see “— Tax Related Considerations — Payment of Additional Amounts”) on those debt securities will be payable,

       if not the person in whose name a debt security is registered at the close of business on the regular record date for that interest;

•	the date or dates on which the principal of those debt securities is payable, or the method by which that date or those dates will be determined;

•	the interest rate or rates, which may be fixed or variable, of those debt securities, if there is any interest, or the method by which that rate or those rates will be determined;

•	the date or dates from which interest will accrue and the dates on which interest will be payable;

•	the regular record date for any interest payable on any interest payment date or the method by which that date will be determined;

•	the basis upon which interest will be calculated if not based on a 360-day year of twelve 30-day months;

•	the place or places where the principal of and any premium and interest on those debt securities will be payable;

•	the times at which, prices at which, currency in which and the other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option;

•
any obligation we have to redeem, repay, purchase, or offer to purchase those debt securities according to any sinking fund or similar provisions or at a holder’s option and the times at which, prices at which, currency in which and the other terms and conditions upon which those debt securities will be redeemed, repaid or purchased;

•
our right to defease those debt securities or various restrictive covenants and events of default applicable to those debt securities under limited circumstances (see “— Defeasance — Defeasance and Discharge” and “— Defeasance — Defeasance of Certain Covenants”)

•	if not in United States dollars, the currency in which we are to pay principal of and any premium and interest on those debt securities and the equivalent of those amounts in United States dollars;

•	any index, formula or other method used to determine the amount of the payments of principal of or any premium and interest on those debt securities;

•
if those debt securities are to be issued only in the form of a global security as described under “Book-Entry Debt Securities,” the depositary for those debt securities or its nominee and the circumstances under which the global security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depositary or its nominee;

•
if any payment, other than the principal of or any premium or interest on those debt securities, may be payable, at our or a holder’s election, in a currency that is not the currency in which those debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made;

•	if not the entire principal amount of those debt securities, the portion of the principal amount of those debt securities which will be payable upon declaration of acceleration or, if the debt securities are convertible, the portion of the principal amount of those debt securities that is convertible under the provisions of the indenture;

•	any provisions granting special rights to the holders of those debt securities if specified events occur;

•
any deletions from, modifications of or additions to, the events of default or our covenants applicable to those debt securities, whether or not those events of default or covenants are consistent with the events of default or covenants described in this prospectus;

•
whether and under what circumstances we will not pay additional amounts on those debt securities to a holder and whether or not we may redeem those debt securities rather than pay those additional amounts and the terms of that option to redeem;

•
any obligation we have to convert those debt securities into shares of our common stock or preferred stock and the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price, any requirements regarding the reservation of shares of our capital stock for the conversion and other terms and conditions of the conversion; and

•	any other terms of those debt securities. (Section 301).

The debt securities may provide that less than their entire principal amount will be payable upon acceleration of their maturity (“original issue discount securities”). We will describe any special United States federal income tax, accounting and other considerations that apply to original issue discount securities in the applicable prospectus supplement.

Denominations, Interest, Registration and Transfer

Unless we indicate otherwise in the applicable prospectus supplement, we will issue the debt securities of any series in denominations of $1,000 and integral multiples of $1,000. (Section 302)

Unless we otherwise specify in the applicable prospectus supplement, we will pay the principal of and any premium and interest on any series of debt securities at the corporate trust office of the trustee, currently located at 10161 Centurion Parkway, Jacksonville, FL 32256. However, we may pay interest by check mailed to the address in the security register of the person entitled to that interest or by wire transfer of funds to that person’s United States bank account. (Sections 307 and 1002)

Any interest on a debt security that we do not punctually pay or provide for on an interest payment date will after that date not be payable to the holder on the related regular record date. Instead, that interest may either be paid to the person in whose name that debt security is registered at the close of business on a special record date designated by the trustee or be paid at any time in any other lawful manner as described in the indenture. If the trustee establishes a special record date, it will notify the holder of that date not less than 10 days prior to that date. (Section 307)

Subject to some limitations imposed on debt securities issued in book-entry form, a holder may exchange debt securities of any series for other debt securities of that series as long as the newly issued debt securities are issued in the same aggregate principal amount as the debt securities being exchanged and in an authorized denomination. The holder must surrender the debt securities to be exchanged at the corporate trust office of the trustee. In addition, subject to some limitations imposed on debt securities issued in book-entry form, a holder may surrender for conversion, if convertible, or register for transfer the debt securities of any series at the corporate trust office of the trustee. Every debt security surrendered for conversion or registration of transfer or exchange must be endorsed or accompanied by a written instrument of transfer. We will not impose a service charge for any registration of transfer or exchange of any debt securities, but we may require payment of an amount that will cover any tax or other governmental charge payable as a result of the transfer or exchange. (Section 305) If we designate a transfer agent for any series of debt securities, we may rescind that designation at any time. We may also approve a new location for that transfer agent to act, provided that we maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents for any series of debt securities. (Section 1002)

In the event of any redemption of any series of debt securities in part, neither we nor the trustee will be required to:

•
issue, register the transfer of or exchange debt securities of that series during the period beginning at the opening of business 15 days before the mailing of the redemption notice for those debt securities and ending at the close of business on the mailing date of the redemption notice; or

•
register the transfer of or exchange any debt security or any portion of a debt security called for redemption, except the unredeemed portion of any debt security being redeemed in part. (Section 305).

Covenants

We will describe any particular covenants relating to a series of debt securities in the prospectus supplement relating to that series.  The “covenant defeasance” provisions described below will apply to those covenants unless we provide otherwise in a prospectus supplement related to a particular series of debt securities.

Restrictions on Consolidation, Merger and Certain Sales of Assets

Without the consent of the holders, we may consolidate with or merge with or into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person and may permit any person to merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to us if:

•
immediately after giving effect to that transaction, and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no event of default and no event which after notice or lapse of time or both would become an event of default shall have occurred and be continuing; and

•
the successor person assumes all our obligations under the indenture; provided that the successor person is a corporation, trust or partnership organized under the laws of the United States, any state of the United States, the District of Columbia, the Republic of Liberia or any country recognized by the United States. (Section 801).

Events of Default

Except as we may otherwise provide in a prospectus supplement for any particular series of debt securities, the following events are “events of default” for any series of debt securities:

•	our failure to pay interest or any additional amounts on those debt securities for 30 days after that interest or those additional amounts become due;

•	our failure to pay the principal or any premium on those debt securities when due at maturity;

•	our failure to deposit any sinking fund payment for those debt securities when due;

•	our failure to perform any other covenants in the indenture for 60 days after written notice has been given as provided in the indenture;

•
our failure to pay when due any payment on, or the acceleration of, any of our indebtedness for money borrowed that exceeds $50 million in the aggregate under any mortgages, indentures (including the indenture for the debt securities) or instruments under which we may have issued, or which there may have been secured or evidenced, any of our indebtedness for money borrowed, if that indebtedness is not discharged or the acceleration is not annulled within 30 days after written notice has been given as provided in the indenture;

•	the occurrence of certain events of bankruptcy, insolvency or reorganization; or

•	the occurrence of any other event of default that we provide for debt securities of that series. (Section 501).

If an event of default affecting any series of debt securities occurs and continues, either the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount specified in the terms of that series) of all of the debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration affecting debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the debt securities outstanding of that series may, under limited circumstances, rescind and annul that acceleration. (Section 502)

The indenture requires that we file annually with the trustee a certificate of our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants of the indenture. (Section 1005)

We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

Subject to the provisions of the indenture relating to the trustee’s duties, if an event of default occurs and continues, the indenture provides that the trustee is not required to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless those holders have offered to the trustee reasonable indemnity. (Section 603) Subject to those provisions regarding indemnification and rights of the trustee, the indenture provides that the holders of a majority in principal amount of the debt securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. (Section 512)

Defeasance and Satisfaction and Discharge

The obligations that we have under the indenture will not apply to the debt securities of a series (except for our obligations to register any transfer or exchange of those debt securities and provide for additional amounts) when all those debt securities:

•	have been delivered to the trustee for cancellation;

•	have become due and payable; or

•	will upon their stated maturity or redemption within one year become due and payable,

and we have irrevocably deposited with the trustee as trust funds for that purpose an amount sufficient to pay and discharge the entire indebtedness on those debt securities. (Section 401)

The prospectus supplement relating to the debt securities of any series will state if any additional defeasance provisions will apply to those debt securities.

Defeasance and Discharge

The indenture allows us to elect to defease and be discharged from all of our obligations with respect to any series of debt securities then outstanding (except for those obligations to pay additional amounts, register the transfer or exchange of the debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) provided the following conditions have been satisfied:

•
We have deposited in trust with the trustee (a) funds in the currency in which the debt securities are payable, or (b) if the debt securities are denominated in United States dollars, (A) United States Government Obligations or (B) a combination of United States dollars and United States Government Obligations in each case, in an amount sufficient to pay and discharge the principal, interest, premium and any mandatory sinking fund payments on the outstanding debt securities of the series; and

•
We have delivered to the trustee an opinion of counsel that states that the discharge will not be considered, or result in, a taxable event to the holders of the debt securities of the series. (Section 403).

Defeasance of Certain Covenants

The indenture states that if the debt securities of a series so provide, we need not comply with some restrictive covenants applicable to those debt securities (except for our obligation to pay additional amounts) and that our failure to comply with those covenants will not be considered events of default under the indenture and those debt securities if the following conditions have been satisfied:

•
We have deposited in trust with the trustee (a) funds in the currency in which the debt securities are payable, or (b) if those debt securities are denominated in United States dollars, (A) United States Government Obligations or (B) a combination of United States dollars and United States Government Obligations in each case, in an amount sufficient to pay and discharge the principal, interest, premium and any mandatory sinking fund payments on the outstanding debt securities of the series; and

•
We have delivered to the trustee an opinion of counsel that states that the discharge will not be considered, or result in, a taxable event to the holders of the debt securities of the series. (Section 1004).

Modification of the Indenture

We and the trustee may modify or amend the indenture if we obtain the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, the indenture may not be modified or amended to:

•	change the stated maturity of the principal of, or any installment of principal of or any interest on, any debt security;

•	reduce the principal amount of any debt security;

•	reduce the rate of interest on any debt security;

•	reduce any additional amounts payable on any debt security;

•	reduce any premium payable upon the redemption of any debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of its maturity under the terms of the indenture;

•	change any place of payment where, or the currency in which any debt security or any premium or interest on that debt security is payable;

•
impair the right to institute suit for the enforcement of any payment of principal of or premium or any interest on any debt security on or after its stated maturity, or, in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for the supplemental indenture;

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences; or

•
modify any of the provisions relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase the percentage in principal amount of the outstanding debt securities of a series required for the consent of holders to approve a supplemental indenture or a waiver of a past default or compliance with certain covenants or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security that would be affected by such a modification or waiver, without the consent of the holders of each of the debt securities affected by that modification or amendment. (Section 902)

We and the trustee may amend the indenture without notice to or the consent of any holder of debt securities for any of the following purposes:

•	to evidence that another person is our successor and that that person has assumed our covenants in the indenture and in the debt securities as obligor;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to surrender any right or power conferred upon us in the indenture;

•	to add additional events of default;

•
to add or change any provisions of the indenture to the extent necessary to permit or facilitate issuing debt securities in bearer form, whether registrable or not as to principal, and with or without interest coupons;

•	to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture affecting one or more series of debt securities, provided that the addition, change or elimination –

s
shall not (X) apply to debt securities of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision or (Y) modify the rights of any holder of those outstanding debt securities with respect to such provision or

s	shall become effective only when there are no such debt securities of that series outstanding;

•
to establish the form or terms of debt securities of any series as permitted by the indenture, including any provisions and procedures relating to debt securities convertible into our common stock or preferred stock;

•
to evidence and provide for the acceptance of appointment of a successor trustee for the debt securities of one or more series and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to secure the debt securities;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities under the indenture if doing so does not adversely affect the interests of the holders of debt securities of that series or any other series in any material respect;

•
to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture if doing so does not adversely affect the interests of the holders of debt securities of that series or any other series in any material respect; or

•
to make any other provisions regarding matters or questions arising under the indenture if doing so does not adversely affect the interests of the holders of debt securities of that series or any other series in any material respect. (Section 901).

Conversion Rights

We will describe any terms and conditions upon which the debt securities are convertible into our common stock or preferred stock in the applicable prospectus supplement. Those terms will include:

•	whether those debt securities are convertible into our common stock or preferred stock;

•	the conversion price or manner of calculating the conversion price;

•	the conversion period;

•	provisions as to whether conversion will be at our option or the option of the holders;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of those debt securities. (Section 301).

Book-Entry Debt Securities

We may issue the debt securities of a series, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary. We will identify the depositary in the applicable prospectus supplement relating to that series. If we issue one or more global securities, we will issue them in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the outstanding debt securities of the series to be represented by that global security or those global securities. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary arrangement for a series of debt securities in the applicable prospectus supplement relating to that series. (Sections 301, 304 and 305)

Tax Related Considerations

Payment of Additional Amounts

Any amounts that we pay with respect to any series of debt securities will be paid without deduction or withholding for any and all present or future tax, duty, levy, impost, assessment or other governmental charges imposed or levied by or on behalf of the Liberian government or the government of the jurisdiction of our successor or any authority or agency in that government having power to tax (“Taxes”), unless we are required to withhold or deduct Taxes by law or by the interpretation or administration of that law. If we are so required to deduct or withhold any amount for Taxes from any payment made with respect to any series of debt securities, we will pay any “additional amounts” necessary so that the net payment received by each holder, including additional amounts, after the withholding or deduction, will not be less than the amount the holder would have received if those Taxes had not been withheld or deducted. However, we will pay no additional amounts with respect to a payment made to a holder which is subject to those Taxes because that holder is subject to the jurisdiction of the government of our jurisdiction of organization or any territory of that jurisdiction other than by merely holding the debt securities or receiving payments under the debt securities (an “excluded holder”). We will also pay no additional amounts with respect to a payment made to a holder, if we would not be required to withhold or deduct any amount for Taxes from any payment made to that holder, if that holder filed a form with the relevant government with no other consequence to that holder. We will also deduct or withhold and remit the full amount deducted or withheld to the relevant authority according to applicable law. We will furnish the holders, within 30 days after the date the payment of any Taxes is due under applicable law, certified copies of tax receipts evidencing our payment. We will indemnify and hold harmless each holder and upon written request reimburse each holder for the amount of any:

•	Taxes levied or imposed on and paid by that holder as a result of payments with respect to the debt securities (other than for an excluded holder);

•	liability, including penalties, interest and expense, arising from those Taxes; and

•	Taxes imposed as a result of any reimbursement we make under this covenant. (Section 1007).

Redemption or Assumption of Debt Securities under Certain Circumstances

If we determine, based upon an opinion of counsel, that we would be required to pay an additional amount, because of any change in or amendment to:

•	the laws and related regulations of Liberia or any political subdivision or taxing authority of Liberia; or

•	the laws and related regulations of any jurisdiction in which we are organized or any political subdivision or taxing authority of that jurisdiction; or

•	any official position regarding the application or interpretation of the above laws or regulations,

which is announced or becomes effective after the date of the indenture, then we may, at our option, on giving not less than 30 days’ nor more than 60 days’ notice, redeem the debt securities in whole, but not in part, at any time at a redemption price equal to 100% of the principal amount of the debt securities plus accrued interest to the redemption date or, in the case of securities issued at a discount, at a redemption price equal to the offering price plus accrued original issue discount to the redemption date. Any notice of redemption we give will be irrevocable, and we may not give any notice of redemption more than 90 days before the earliest date on which we would be obligated to pay additional amounts. At the time we give notice of redemption, the obligation to pay additional amounts remains in effect. (Section 1108).

SELLING SHAREHOLDERS

The following table provides the name of each selling shareholder and the number of shares of our common stock offered by each selling shareholder under this prospectus.  Each selling shareholder listed below has previously been granted registration rights with respect to the shares offered pursuant to that Amended and Restated Registration Rights Agreement, dated as of July 30, 1997 among the Company, A. Wilhelmsen AS, Cruise Associates, Monument Capital Corporation, Archinav Holdings, Ltd. and Overseas Cruiseship, Inc. (the “Initial Shareholders”), as joined from time to time by assignees of the Initial Shareholders.  The shares offered by this prospectus may be offered from time to time by the selling shareholders listed below.  The selling shareholders are not obligated to sell any of the shares of common stock offered by this prospectus.  The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.  The selling shareholders may also offer and sell less than the number of shares indicated.  The selling shareholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.   Certain of the selling shareholders named herein and their predecessors were parties to a shareholders agreement that governed, among other things, the voting of their shares with respect to the election of directors.  The shareholders agreement was terminated in August 2011.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each selling shareholder.  Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before the Offering		Maximum	Shares Beneficially Owned After the Offering Assuming All Shares Registered Are Sold (1)
Name	Number (#)	Percent (2)	Number of Shares Offered	Number (#)	Percent (2)
A. Wilhelmsen AS. (3)	41,966,472	19.3%	41,966,472	-	*
Osiris Holdings Inc. (4)	11,277,680	5.2%	10,156,380	1,121,300	*
CIBC Trust Company (Bahamas) Limited, in its capacity as trustee (5)	10,696,585	4.9%	10,317,683	378,902	*

Thomas J. Pritzker (6)	792,043 (7)	*	512,923	279,120	*
Penny Pritzker (8)	267,415	*	267,415	-	*

* Denotes ownership of less than 1% of the outstanding shares of common stock

(1)	Assumes that all of the shares of common stock registered by the selling shareholders have been sold.

(2)	Based on 217,571,608 shares of our common stock issued and outstanding as of February 16, 2012.

(3)
A. Wilhelmsen AS. is a Norwegian corporation, the indirect beneficial owners of which are members of the Wilhelmsen family of Norway.  Arne Alexander Wilhelmsen is a member of our Board of Directors.  He disclaims beneficial ownership of the shares held by A. Wilhelmsen AS.  The address of A. Wilhelmsen AS. is Beddingen 8, Aker Brygge, 0250 Oslo, P.O. Box 1583, Vika N-0118 Oslo, Norway.

(4)
Represents (i) 9,656,380 shares held by Osiris Holdings Inc., a Liberian corporation indirectly beneficially owned by a trust primarily for the benefit of certain members of the Ofer family and (ii) 1,621,300 shares held by Dean Holdings Inc., a wholly-owned subsidiary of Osiris Holdings Inc.  Only 500,000 shares of the 1,621,300 shares held by Dean Holdings Inc. are being registered pursuant to this prospectus.  Eyal Ofer is a member of our Board of Directors.  He disclaims beneficial ownership of the shares held by Osiris Holdings Inc. and Dean Holdings Inc.  The address of Osiris Holdings Inc. is c/o Bex Property Management S.A.M., 3 ruelle Saint Jean, 98000 Monaco.

(5)
Represents 10,317,683 shares of common stock held of record by trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, including Thomas J. Pritzker, one of our directors, of which CIBC Trust Company (Bahamas) Limited (“CIBC”) is the sole trustee of such trusts.  The address of CIBC, solely in its capacity as trustee of such trusts, is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.  Thomas J. Prtizer disclaims beneficial ownership of shares held by these trusts, except to the extent of his pecuniary interest therein.

(6)	Thomas J. Pritzker is a member of our Board of Directors. The address of Thomas J. Pritzker is 71 South Wacker Dr., Suite 4700, Chicago, Illinois 60606.

(7)
Includes 19,088 options to purchase shares of common stock at exercise prices ranging from $7.265 to $51.23.  Does not include 7,232 restricted stock units scheduled to vest or settle more than 60 days from the date of this prospectus.

(8)	The address of Penny Pritzker is 300 N. LaSalle Street, Suite 1500, Chicago, Illinois 60654.

PLAN OF DISTRIBUTION

We and any selling shareholder (including any selling shareholder’s transferees, assignees or other successors-in-interest) may sell the securities offered under this prospectus in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers, including through a specific bidding, auction or other process;

•	through a combination of any of these methods of sale; or

•	any other method permitted by applicable law.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise (including the issuance by the selling shareholders of derivative securities);

•	through the settlement of short sales; or

•	through a combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.

If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any agents, underwriters, brokers or dealers;

•	the purchase price of the securities and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the shares of common stock may be listed; and

•	any other information we think is material.

In addition, any selling shareholder may sell securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We and the selling shareholders may sell securities from time to time through agents.  We will name any agent involved in the offer or sale of such securities  and will list commissions payable to these agents in a prospectus supplement, if required.  These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us or the selling shareholders in the form of commissions, discounts or concessions.  Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both.  Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated.  In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, a selling shareholder or from purchasers of the securities for whom they act as agents.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Any underwriters, broker-dealers, agents or other persons acting on our behalf or on behalf of any selling shareholders that participate in a distribution of securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

The aggregate amount of compensation in the form of underwriting discounts, concessions or fees and any profit on the resale of shares by the selling shareholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory, Inc. Rule 5110 will not exceed 8% of the gross proceeds of the offering to the selling shareholders.

In connection with the distribution of the common stock covered by this prospectus or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with a selling shareholder.  A selling shareholder may also sell shares of common stock short and deliver the shares of common stock offered by this prospectus to close out short positions.  A selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.  A selling shareholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker or other agreements with lenders.  Upon a default, the broker or lender may offer and sell such pledged shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or a selling shareholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

The selling shareholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares.  All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

There can be no assurance that any selling shareholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

VALIDITY OF SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, will pass upon the validity of any debt securities sold under this prospectus. Watson, Farley & Williams (New York) LLP, New York, New York, will pass upon the validity of any common stock or preferred stock sold under this prospectus.  Fried, Frank, Harris, Shriver & Jacobson LLP will rely upon Watson, Farley & Williams (New York) LLP regarding matters of Liberian law. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$209,384*
Printing and engraving expenses	**
Legal fees and expenses	**
Trustee’s fees and expenses	**
Accounting fees and expenses	**
Transfer agent and registrar	**
Miscellaneous	**
TOTAL	**

*           Except as specifically stated herein, fees deferred in reliance on Rules 456(b) and 457(r).

**           Not presently known.

Item 15. Indemnification of Directors and Officers

Our Articles of Incorporation provide that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Liberia, as amended (the “Business Corporation Act”).

Section 6.13 of the Business Corporation Act provides as follows:

1.           Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.           Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.           When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4.           Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

5.           Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

6.           Other rights of indemnification unaffected. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

7.           Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administration of such persons.”

Article VII of our By-Laws contains provisions to implement Section 6.13 of the Business Corporation Act.

We maintain director and officer liability insurance.

Reference is made to the proposed forms of underwriting agreements (incorporated by reference as Exhibits 1.1 and 1.2 to this registration statement) which provide for indemnification of our directors, our officers who sign the registration statement and our controlling persons and ourselves against certain liabilities, including those arising under the Securities Act in certain instances by the underwriters.

Item 16. Exhibits

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement (for debt securities) (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
1.2	Form of Underwriting Agreement (for equity securities) (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
3.1	Articles of Incorporation, as amended (composite) (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
3.2	By-Laws, as amended and restated (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
4.1
Indenture dated as of July 31, 2006 between Royal Caribbean Cruises Ltd. and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)

4.2	Form of Note (included in Exhibit 4.1)
5.1	Opinion of Watson, Farley & Williams (New York) LLP*
5.2	Opinion of Watson, Farley & Williams (New York) LLP*
5.3	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP*
12.1	Statement regarding computation of ratio of earnings to fixed charges*
23.1	Consent of Watson, Farley & Williams (New York) LLP (included in Exhibit 5.1)*
23.2	Consent of Watson, Farley & Williams (New York) LLP (included in Exhibit 5.2)*
23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.3)*
23.3	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm*
24.1	Power of Attorney*
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A.*

*  Filed herewith

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of

1933 to any purchaser:

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 1, 2012.

ROYAL CARIBBEAN CRUISES LTD.
By:	/S/ BRIAN J. RICE
Brian J. Rice Executive Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ RICHARD D. FAIN
Richard D. Fain	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	March 1, 2012
/S/ BRIAN J. RICE
Brian J. Rice	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2012
/S/ HENRY L. PUJOL
Henry L. Pujol	Vice President and Corporate Controller (Principal Accounting Officer)	March 1, 2012
__________*_________
Morten Arntzen	Director	March 1, 2012
__________*_________
Bernard W. Aronson	Director	March 1, 2012
__________*_________
William L. Kimsey	Director	March 1, 2012
__________*_________
Gert W. Munthe	Director	March 1, 2012
__________*_________
Eyal M. Ofer	Director	March 1, 2012

__________*_________
Thomas J. Pritzker	Director	March 1, 2012
__________*_________
William K. Reilly	Director	March 1, 2012
____________________
Bernt Reitan	Director	March 1, 2012
__________*_________
Vagn Sørensen	Director	March 1, 2012
__________*_________
Arne Alexander Wilhelmsen	Director	March 1, 2012

*	/s/ Brian J. Rice
Name:	Brian J. Rice
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement (for debt securities) (incorporated by reference to Exhibit 1.1 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
1.2	Form of Underwriting Agreement (for equity securities) (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
3.1	Articles of Incorporation, as amended (composite) (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
3.2	By-Laws, as amended and restated (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)
4.1
Indenture dated as of July 31, 2006 between Royal Caribbean Cruises Ltd. and The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (333-158161) filed with the Commission on March 23, 2009)

4.2	Form of Note (included in Exhibit 4.1)
5.1	Opinion of Watson, Farley & Williams (New York) LLP*
5.2	Opinion of Watson, Farley & Williams (New York) LLP*
5.3	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP*
12.1	Statement regarding computation of ratio of earnings to fixed charges*
23.1	Consent of Watson, Farley & Williams (New York) LLP (included in Exhibit 5.1)*
23.2	Consent of Watson, Farley & Williams (New York) LLP (included in Exhibit 5.2)*
23.3	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.3)*
23.3	Consent of PricewaterhouseCoopers LLP, independent registered certified public accounting firm*
24.1	Power of Attorney*
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A.*

*  Filed herewith